Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-470-4167 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS SECOND QUARTER 2022 RESULTS
Earnings Release Highlights
•GAAP Net Loss of ($111) million and Adjusted EBITDA (non-GAAP) of $603 million for the second quarter of 2022
•Reaffirming guidance range for full year 2022 Adjusted EBITDA (non-GAAP) from $2,350M - $2,750M
•Landmark climate legislation under consideration in Congress
•Announced agreements with Bank of America and PNC Bank to procure carbon-free energy and RECs to reduce their carbon footprints through Constellation’s CORe retail power product

Baltimore (Aug. 4, 2022) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the second quarter of 2022.

“The landmark climate legislation currently under consideration in Congress is a clear affirmation of the value of our carbon-free nuclear fleet and its indispensable role as part of the clean energy infrastructure needed to achieve our nation’s ambitious climate goals,” said Joe Dominguez, president and CEO of Constellation. “It touches every one of the environmental, public health and job-creating priorities we laid out on day one, including providing the foundation to support the ongoing operation of U.S. nuclear energy sources, establishing a clean hydrogen economy, enabling the expansion of renewable resources and safeguarding our nation’s energy security in a way that is affordable. We continued to win new customer business and demonstrate our industry-leading operational performance during the second quarter, and we are pursuing new clean-energy opportunities as we work to accelerate the transition to a carbon-free future.”

“We delivered solid financial results during the quarter, earning $603 million in adjusted EBITDA backed by higher realized energy prices and lower nuclear fuel costs. We have reaffirmed our full-year, adjusted EBITDA guidance of $2.35 billion to $2.75 billion,” said Daniel Eggers, chief financial officer of Constellation. “Our balance sheet and liquidity position remain strong, and our investment grade balance sheet continues to give us a valuable competitive advantage in today's volatile markets.”

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Second Quarter 2022
Our GAAP Net Loss for the second quarter of 2022 increased to ($111) million from a ($61) million GAAP Net Loss in the second quarter of 2021. Adjusted EBITDA (non-GAAP) for the second quarter of 2022 decreased to $603 million from $656 million in the second quarter of 2021. For the reconciliations of GAAP Net Loss to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 3.
Adjusted EBITDA (non-GAAP) in the second quarter of 2022 primarily reflects:
•Decreased capacity revenues and unfavorable impacts of planned nuclear outages; partially offset by favorable market and portfolio conditions.
Recent Developments and Second Quarter Highlights
•Consideration of the Inflation Reduction Act by Congress: On July 27, 2022, Senate Majority Leader Chuck Schumer and Senator Joe Manchin announced they have reached an agreement on budget reconciliation legislation, known as the Inflation Reduction Act of 2022. The legislation provides a nine-year production tax credit to support carbon-free nuclear energy resources in recognition of their critical role in addressing the climate crisis. It also creates a tax credit for the production of clean hydrogen, which can be made with nuclear and other carbon-free energy resources. Climate experts have identified hydrogen as a critical resource to help remove emissions from difficult-to-decarbonize sectors of the economy.

•Largest Offsite Renewable Deal to Date: Constellation entered into a 15-year, 300 MW agreement with developer Doral Renewables to receive approximately 600,000 MWh annually from Mammoth Central, the third and final phase of the Mammoth Solar project in Indiana. To support the expansion of this project, we signed separate long-term Constellation Offsite Renewables (CORe) agreements with retail customers, including:

◦Bank of America: Our 160 MW agreement with Bank of America will help to power approximately 17 percent of its global electricity consumption with clean, renewable energy from a portion of the Mammoth Central project and is expected to reduce greenhouse gas emissions (GHG) associated with its energy use by more than 95,000 metric tons annually.

◦PNC Bank: Our 78 MW agreement with PNC will help the company purchase renewable energy equivalent to the electricity use of nearly 50 percent of its legacy operations in Pennsylvania, Ohio, Maryland, New Jersey, Delaware, District of Columbia and part of Illinois. The transaction will advance PNC toward its goal of reaching 100 percent renewable purchased electricity by 2025 while reducing its carbon footprint by 55,000 metric tons annually.

The CORe retail power product increases businesses’ access to new-build renewable energy projects by removing the significant hurdles associated with traditional offsite power purchase agreements (PPAs). By combining the simplified contracting and aggregation process of CORe with the commitment and involvement from sustainability-minded companies, Constellation is able to offer more customers access to the economic and sustainability benefits of large-scale, offsite renewable energy projects. CORe is among Constellation’s suite of products that help customers achieve their carbon reduction goals, including opportunities to match power usage hour-by-hour with locally produced carbon-free energy on a 24/7/365 basis.

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•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem Generating Station, produced 42,522 gigawatt-hours (GWhs) in the second quarter of 2022, compared with 43,072 GWhs in the second quarter of 2021. Excluding Salem, our nuclear plants at ownership achieved a 94.2% capacity factor for the second quarter of 2022, compared with 93.8%1 for the second quarter of 2021. The number of planned refueling outage days was 66 in both the second quarter of 2022 and the second quarter of 2021. There were 15 non-refueling outage days in the second quarter of 2022 and seven in the second quarter of 2021.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and hydro fleet was 99.6% in the second quarter of 2022, compared with 99.5% in the second quarter of 2021. Energy capture for the wind and solar fleet was 95.3% in the second quarter of 2022, compared with 96.0% in the second quarter of 2021. The lower performance in the quarter was driven by delays in turbine maintenance repairs at certain wind sites.

GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the second quarter of 2022 and 2021, respectively, does not include the following items that were included in our reported GAAP Net Loss:

(in millions)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
GAAP Net Loss Attributable to Common Shareholders	$(111)	$(61)
Income Taxes	(270)	110
Depreciation and Amortization	277	930
Interest Expense, Net	56	76
Unrealized Gain on Fair Value Adjustments	(24)	(447)
Asset Impairments	—	492
Plant Retirements and Divestitures	(8)	49
Decommissioning-Related Activities	684	(513)
Pension & OPEB Non-Service Costs	(33)	(14)
Separation Costs	31	6
COVID-19 Direct Costs	—	7
Acquisition Related Costs	—	2
ERP System Implementation Costs	5	3
Change in Environmental Liabilities	8	—
Cost Management Program	—	3
Noncontrolling Interests	(12)	13
Adjusted EBITDA (non-GAAP)	$603	$656

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1Prior year capacity factor was previously reported as 93.7%. The update reflects a change to the ratio from using the full average annual mean capacity to the net monthly mean capacity when calculating capacity factor. There is no change to actual output and the full year capacity factor would be the same under both methodologies.
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Webcast Information
We will discuss second quarter 2022 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to millions of homes, institutional customers, the public sector, community aggregations and businesses, including three fourths of Fortune 100 companies. A Fortune 200 company headquartered in Baltimore, our fleet of nuclear, hydro, wind and solar facilities have the generating capacity to power approximately 20 million homes, providing 10 percent of all carbon-free energy on the grid in the U.S. Our fleet is helping to accelerate the nation’s transition to clean energy with more than 32,400 megawatts of capacity and annual output that is nearly 90 percent carbon-free. We have set a goal to achieve 100 percent carbon-free power generation by 2040 by leveraging innovative technology and enhancing our diverse mix of hydro, wind and solar resources paired with the nation’s largest nuclear fleet. Follow Constellation on Twitter @ConstellationEG.
Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on August 4, 2022.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2021 Annual Report
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on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Second Quarter 2022 Quarterly Report on Form 10-Q (to be filed on August 4, 2022) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Operating revenues	$5,465	$11,056
Operating expenses
Purchased power and fuel	3,508	7,059
Operating and maintenance	1,273	2,477
Depreciation and amortization	277	557
Taxes other than income taxes	133	268
Total operating expenses	5,191	10,361
(Loss) gain on sales of assets and businesses	(2)	13
Operating income	272	708
Other income and (deductions)
Interest expense, net	(56)	(112)
Other, net	(654)	(973)
Total other income and (deductions)	(710)	(1,085)
Loss before income taxes	(438)	(377)
Income taxes	(328)	(381)
Equity in losses of unconsolidated affiliates	(3)	(6)
Net loss	(113)	(2)
Net (loss) income attributable to noncontrolling interests	(2)	3
Net loss attributable to common shareholders	$(111)	$(5)

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Operating revenues	$4,153	$9,712
Operating expenses
Purchased power and fuel	1,947	6,557
Operating and maintenance	1,474	2,476
Depreciation and amortization	930	1,869
Taxes other than income taxes	118	239
Total operating expenses	4,469	11,141
Gain on sales of assets and businesses	8	79
Operating loss	(308)	(1,350)
Other income and (deductions)
Interest expense, net	(76)	(148)
Other, net	508	675
Total other income and (deductions)	432	527
Income (loss) before income taxes	124	(823)
Income taxes	110	(70)
Equity in losses of unconsolidated affiliates	(1)	(3)
Net income (loss)	13	(756)
Net income attributable to noncontrolling interests	74	98
Net loss attributable to common shareholders	$(61)	$(854)

Change in Net income from 2021 to 2022	$(50)	$849

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$806	$504
Restricted cash and cash equivalents	120	72
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $49 and $55 as of June 30, 2022 and December 31, 2021, respectively)	1,734	1,669
Other accounts receivable (net of allowance for credit losses of $5 as of June 30, 2022 and December 31, 2021)	385	592
Mark-to-market derivative assets	1,990	2,169
Receivables from affiliates	—	160
Inventories, net
Natural gas, oil and emission allowances	357	284
Materials and supplies	1,026	1,004
Renewable energy credits	355	520
Other	1,317	1,007
Total current assets	8,090	7,981
Property, plant, and equipment, net	19,739	19,612
Deferred debits and other assets
Nuclear decommissioning trust funds	14,001	15,938
Investments	211	174
Mark-to-market derivative assets	1,121	949
Prepaid pension asset	—	1,683
Deferred income taxes	34	32
Other	2,137	1,717
Total deferred debits and other assets	17,504	20,493
Total assets	$45,333	$48,086

	June 30, 2022	December 31, 2021
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$200	$2,082
Long-term debt due within one year	184	1,220
Accounts payable	2,160	1,757
Accrued expenses	749	737
Payables to affiliates	—	131
Mark-to-market derivative liabilities	1,673	981
Renewable energy credit obligation	587	777
Other	325	311
Total current liabilities	5,878	7,996
Long-term debt	4,507	4,575
Long-term debt to affiliates	—	319
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	2,855	3,703
Asset retirement obligations	13,402	12,819
Pension obligations	682	—
Non-pension postretirement benefit obligations	862	847
Spent nuclear fuel obligation	1,213	1,210
Payables to affiliates	—	3,357
Payable related to Regulatory Agreement Units	2,265	—
Mark-to-market derivative liabilities	1,070	513
Other	1,210	1,133
Total deferred credits and other liabilities	23,559	23,582
Total liabilities	33,944	36,472
Commitments and contingencies
Shareholders’ equity
Predecessor Member's Equity	—	11,250
Common stock	13,241	—
Retained deficit	(249)	—
Accumulated other comprehensive loss, net	(1,992)	(31)
Total shareholders’ equity	11,000	11,219
Noncontrolling interests	389	395
Total equity	11,389	11,614
Total liabilities and shareholders’ equity	$45,333	$48,086

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(2)	$(756)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	1,207	2,686
Asset impairments	—	493
Gain on sales of assets and businesses	(13)	(79)
Deferred income taxes and amortization of investment tax credits	(707)	(142)
Net fair value changes related to derivatives	31	(490)
Net realized and unrealized losses (gains) on NDT funds	800	(376)
Net unrealized losses (gains) on equity investments	25	(96)
Other non-cash operating activities	459	(421)
Changes in assets and liabilities:
Accounts receivable	60	(90)
Receivables from and payables to affiliates, net	20	43
Inventories	(88)	4
Accounts payable and accrued expenses	385	154
Option premiums (paid) received, net	(167)	2
Collateral received, net	1,123	955
Income taxes	289	(1)
Pension and non-pension postretirement benefit contributions	(213)	(212)
Other assets and liabilities	(1,946)	(2,031)
Net cash flows provided by (used in) operating activities	1,263	(357)
Cash flows from investing activities
Capital expenditures	(800)	(719)
Proceeds from NDT fund sales	2,188	4,438
Investment in NDT funds	(2,323)	(4,538)
Collection of DPP	1,595	2,209
Proceeds from sales of assets and businesses	39	724
Other investing activities	2	(8)
Net cash flows provided by investing activities	701	2,106
Cash flows from financing activities
Change in short-term borrowings	(702)	(340)
Repayments of short-term borrowings with maturities greater than 90 days	(1,180)	—
Issuance of long-term debt	6	151
Retirement of long-term debt	(1,109)	(56)
Retirement of long-term debt to affiliate	(258)	—
Changes in money pool with Exelon	—	(285)
Distributions to Exelon	—	(916)
Contribution from Exelon	1,750	—
Dividends paid on common stock	(93)	—
Other financing activities	(28)	(29)
Net cash flows used in financing activities	(1,614)	(1,475)
Increase in cash, restricted cash, and cash equivalents	350	274
Cash, restricted cash, and cash equivalents at beginning of period	576	327
Cash, restricted cash, and cash equivalents at end of period	$926	$601

Constellation Energy Corporation
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended June 30, 2022 and 2021
(unaudited)
(in millions)

2021 GAAP Net Loss Attributable to Common Shareholders	$(61)
Income Taxes	110
Depreciation and Amortization (1)	930
Interest Expense, Net	76
Unrealized Gain on Fair Value Adjustments (2)	(447)
Asset Impairments (3)	492
Plant Retirements and Divestitures (4)	49
Decommissioning-Related Activities (5)	(513)
Pension & OPEB Non-Service Costs	(14)
Separation Costs (6)	6
COVID-19 Direct Costs (7)	7
Acquisition Related Costs (8)	2
ERP System Implementation Costs (9)	3
Cost Management Program	3
Noncontrolling Interests (10)	13
2021 Adjusted EBITDA (non-GAAP)	$656

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
February 2021 Extreme Weather Event	$17
Market and Portfolio Conditions (12)	96
Nuclear Fuel Cost (13)	33
Labor, Contracting and Materials (14)	(44)
Nuclear Refueling Outages (15)	(62)
Capacity Revenue (16)	(91)
Other (17)	(52)
Noncontrolling Interests (18)	50
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$(53)

2022 GAAP Net Loss Attributable to Common Shareholders	$(111)
Income Taxes (11)	(270)
Depreciation and Amortization	277
Interest Expense, Net	56
Unrealized Gain on Fair Value Adjustments (2)	(24)
Plant Retirements and Divestitures	(8)
Decommissioning-Related Activities (5)	684
Pension & OPEB Non-Service Costs	(33)
Separation Costs (6)	31
ERP System Implementation Costs (9)	5
Change in Environmental Liabilities	8
Noncontrolling Interests (10)	(12)
2022 Adjusted EBITDA (non-GAAP)	$603

(1)Includes the accelerated depreciation associated with early plant retirements.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects an impairment in the New England asset group and an impairment recorded as a result of the sale of the Albany Green Energy biomass facility.
(4)Primarily reflects accelerated nuclear fuel amortization for Byron and Dresden.
(5)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(6)Represents costs related to the separation including system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation.
(7)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(9)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(10)Represents elimination of the noncontrolling interests related to certain adjustments, primarily relating to Constellation Renewables Partners, LLC (CRP) in 2022 and CENG in 2021.
(11)Includes amounts contractually owed to Exelon under the tax matters agreement reflected in Other, net.
(12)Primarily reflects higher realized energy prices.
(13)Primarily reflects a decrease in fuel prices.
(14)Includes non-refueling outage costs, certain non-essential maintenance work deferred in 2021, and increased employee-related costs.
(15)Reflects volume and operating and maintenance impact of nuclear refueling outages, including Salem.
(16)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, New York and Other Power Regions.
(17)Primarily reflects increases to reserves for future claims associated with asbestos-related personal injury actions and certain Taxes other than income taxes.
(18)Reflects elimination of the noncontrolling interest from results of activity, primarily relating to CRP in 2022 and CENG and CRP in 2021. We acquired the noncontrolling interest in CENG on August 6, 2021.

Constellation Energy Corporation
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Six Months Ended June 30, 2022 and 2021
(unaudited)
(in millions, except per share data)

2021 GAAP Net Loss Attributable to Common Shareholders	$(854)
Income Taxes	(70)
Depreciation and Amortization (1)	1,869
Interest Expense, Net	148
Unrealized Gain on Fair Value Adjustments (2)	(577)
Asset Impairments (3)	492
Plant Retirements and Divestitures (4)	47
Decommissioning-Related Activities (5)	(884)
Pension & OPEB Non-Service Costs	(25)
Separation Costs (6)	9
COVID-19 Direct Costs (7)	19
Acquisition Related Costs (8)	10
ERP System Implementation Costs (9)	5
Change in Environmental Liabilities	3
Cost Management Program	5
Noncontrolling Interests (10)	(6)
2021 Adjusted EBITDA (non-GAAP)	$191

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
February 2021 Extreme Weather Event	$1,233
Market and Portfolio Conditions (12)	270
Nuclear Fuel Cost (13)	72
Labor, Contracting and Materials (14)	(35)
Nuclear Refueling Outages (15)	(109)
Capacity Revenue (16)	(134)
Other (17)	(94)
Noncontrolling Interests (18)	75
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$1,278

2022 GAAP Net Loss Attributable to Common Shareholders	$(5)
Income Taxes (11)	(323)
Depreciation and Amortization	557
Interest Expense, Net	112
Unrealized Loss on Fair Value Adjustments (2)	94
Plant Retirements and Divestitures	(8)
Decommissioning-Related Activities (5)	1,038
Pension & OPEB Non-Service Costs	(58)
Separation Costs (6)	68
ERP System Implementation Costs (9)	11
Change in Environmental Liabilities	8
Noncontrolling Interests (10)	(25)
2022 Adjusted EBITDA (non-GAAP)	$1,469

(1)Includes the accelerated depreciation associated with early plant retirements.
(2)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(3)Reflects an impairment in the New England asset group and an impairment recorded as a result of the sale of the Albany Green Energy biomass facility.
(4)Primarily reflects accelerated nuclear fuel amortization for Byron and Dresden, partially offset by a gain on sale of our solar business.
(5)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(6)Represents costs related to the separation including system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation.
(7)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(8)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(9)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(10)Represents elimination of the noncontrolling interests related to certain adjustments, primarily relating to Constellation Renewables Partners, LLC (CRP) in 2022 and CENG in 2021.
(11)Includes amounts contractually owed to Exelon under the tax matters agreement reflected in Other, net.
(12)Primarily reflects higher realized energy prices.
(13)Primarily reflects a decrease in fuel prices.
(14)Includes non-refueling outage costs, certain non-essential maintenance work deferred in 2021, and increased employee-related costs.
(15)Reflects volume and operating and maintenance impact of nuclear refueling outages, including Salem.
(16)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased capacity revenues in New York.
(17)Primarily reflects increases to reserves for future claims associated with asbestos-related personal injury actions and certain Taxes other than income taxes.
(18)Reflects elimination of the noncontrolling interest from results of activity, primarily relating to CRP in 2022 and CENG and CRP in 2021. We acquired the noncontrolling interest in CENG on August 6, 2021.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted EBITDA (non-GAAP) Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,465	$(298)	(b),(c)	$4,153	$(239)	(b),(c)
Operating expenses
Purchased power and fuel	3,508	(328)	(b)	1,947	(515)	(b),(d)
Operating and maintenance	1,273	80	(c),(d),(h),(i),(j),(k)	1,474	368	(c),(d),(e),(f),(g),(h),(i),(j),(k), (p)
Depreciation and amortization	277	277	(l)	930	930	(l)
Taxes other than income taxes	133	—		118	—
Total operating expenses	5,191			4,469
(Loss) gain on sales of assets and businesses	(2)	(2)	(d)	8	1	(d)
Operating income (loss)	272			(308)
Other income and (deductions)
Interest expense, net	(56)	(56)	(m)	(76)	(76)	(m)
Other, net	(654)	(669)	(b),(c),(d),(i),(j),(q)	508	503	(b),(c),(d)
Total other income and (deductions)	(710)			432
(Loss) income before income taxes	(438)			124
Income taxes	(328)	(328)	(n)	110	110	(n)
Equity in losses of unconsolidated affiliates	(3)	—		(1)	—
Net (loss) income	(113)			13
Net (loss) income attributable to noncontrolling interests	(2)	(12)	(o)	74	13	(o)
Net loss attributable to common shareholders	$(111)			$(61)
Effective tax rate	74.9%			88.7%
Earnings per average common share
Basic	$(0.34)			$—
Diluted	$(0.34)			$—
Average common shares outstanding
Basic	327			—
Diluted	328			—
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustments related to plant retirements and divestitures.
(e)In 2021, adjustment primarily for reorganization and severance costs related to cost management programs.
(f)In 2021, adjustment for direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)In 2021, adjustment for costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment for costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation.
(j)Adjustment for Pension and OPEB Non-Service costs. Historically, we were allocated our portion of pension and OPEB non-service costs from Exelon, which was included in Operating and maintenance expense. Effective February 1, 2022, the non-service cost components will not be included in Other, net.
(k)Adjustment for changes in environmental liabilities.
(l)Adjustment for depreciation and amortization expense.
(m)Adjustment for interest expense.
(n)Adjustment for income taxes.
(o)Adjustment for elimination of the noncontrolling interest related to certain adjustments, primarily relating to CRP in 2022 and CENG in 2021.
(p)In 2021, adjustment for an impairment in the New England asset group and an impairment recorded as a result of the sale of the Albany Green Energy biomass facility.
(q)In 2022, includes amounts contractually owed to Exelon under the tax matters agreement.

Constellation Energy
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) EBITDA Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$11,056	$(1,217)	(b),(c)	$9,712	$(322)	(b),(c)
Operating expenses
Purchased power and fuel	7,059	(1,131)	(b)	6,557	(698)	(b),(d)
Operating and maintenance	2,477	131	(c),(d),(h),(i),(j),(k)	2,476	205	(c),(d),(e),(f),(g),(h),(i),(j),(k), (p)
Depreciation and amortization	557	557	(l)	1,869	1,869	(l)
Taxes other than income taxes	268	2	(i)	239	—
Total operating expenses	10,361			11,141
Gain on sales of assets and businesses	13	—		79	69	(d)
Operating income (loss)	708			(1,350)
Other income and (deductions)
Interest expense, net	(112)	(112)	(m)	(148)	(148)	(m)
Other, net	(973)	(992)	(b),(c),(d), (i),(j),(q)	675	656	(b),(c),(d)
Total other income and (deductions)	(1,085)			527
Loss before income taxes	(377)			(823)
Income taxes	(381)	(381)	(n)	(70)	(70)	(n)
Equity in losses of unconsolidated affiliates	(6)	—		(3)	—
Net loss	(2)			(756)
Net income attributable to noncontrolling interests	3	(25)	(o)	98	(6)	(o)
Net loss attributable to common shareholders	$(5)			$(854)
Effective tax rate(q)	101.1%			8.5%
Earnings per average common share
Basic	$(0.02)			$—
Diluted	$(0.02)			$—
Average common shares outstanding
Basic	327			—
Diluted	328			—
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustments related to plant retirements and divestitures.
(e)In 2021, adjustment primarily for reorganization and severance costs related to cost management programs.
(f)In 2021, adjustment for direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)In 2021, adjustment for costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment for costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs.
(j)Adjustment for Pension and OPEB Non-Service costs. Historically, we were allocated our portion of pension and OPEB non-service costs from Exelon, which was included in Operating and maintenance expense. Effective February 1, 2022, the non-service cost components will not be included in Other, net.
(k)Adjustment for changes in environmental liabilities.
(l)Adjustment for depreciation and amortization expense.
(m)Adjustment for interest expense.
(n)Adjustment for income taxes.
(o)Adjustment for elimination of the noncontrolling interest related to certain adjustments, primarily relating to CRP in 2022 and CENG in 2021.
(p)In 2021, adjustment for an impairment in the New England asset group and an impairment recorded as a result of the sale of the Albany Green Energy biomass facility.
(q)In 2022, includes amounts contractually owed to Exelon under the tax matters agreement.

Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	12,609	13,197	25,732	26,451
Midwest	23,342	23,299	46,804	46,454
New York(b)	6,571	6,576	12,584	13,133
Total Nuclear Generation	42,522	43,072	85,120	86,038
Natural Gas, Oil, and Renewables
Mid-Atlantic	616	522	1,343	1,185
Midwest	281	262	649	585
New York	—	—	—	1
ERCOT	2,913	2,797	5,887	5,581
Other Power Regions(c)	1,874	2,239	4,777	5,205
Total Natural Gas, Oil, and Renewables	5,684	5,820	12,656	12,557
Purchased Power
Mid-Atlantic	2,898	3,089	5,656	7,571
Midwest	156	131	351	310
ERCOT	1,413	1,259	2,149	2,031
Other Power Regions(c)	12,436	12,356	26,096	25,189
Total Purchased Power	16,903	16,835	34,252	35,101
Total Supply/Sales by Region
Mid-Atlantic	16,123	16,808	32,731	35,207
Midwest	23,779	23,692	47,804	47,349
New York(b)	6,571	6,576	12,584	13,134
ERCOT	4,326	4,056	8,036	7,612
Other Power Regions(c)	14,310	14,595	30,873	30,394
Total Supply/Sales by Region	65,109	65,727	132,028	133,696

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Outage Days(d)
Refueling	66	66	142	150
Non-refueling	15	7	25	10
Total Outage Days	81	73	167	160
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants. Includes the total output for fully owned plants and the total output for CENG prior to the acquisition of EDF’s interest on August 6, 2021 as CENG was fully consolidated.
(b)2021 values have been revised from those previously reported to correctly reflect our 82% undivided ownership interest in Nine Mile Point Unit 2.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem.

	Three Months Ended June 30,		Six Months Ended June 30,
ZEC Prices	2022	2021	2022	2021
State (Region)
New Jersey (Mid-Atlantic)	$10.00	$10.00	$10.00	$10.00
Illinois (Midwest)	15.00	16.50	15.75	16.50
New York (New York)	21.38	21.38	21.38	20.49

	Three Months Ended June 30,		Six Months Ended June 30,
Capacity Prices	2022	2021	2022	2021
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$143.11	$180.49	$154.42	$184.18
ComEd (Midwest)	153.35	190.60	174.45	189.36
Rest of State (New York)	75.67	118.00	80.39	65.51
Southeast New England (Other)	145.13	169.23	149.75	172.95

	Three Months Ended June 30,		Six Months Ended June 30,
Electricity Prices	2022	2021	2022	2021
Location (Region)
PJM West (Mid-Atlantic)	$77.17	$28.56	$66.28	$29.77
ComEd (Midwest)	66.46	26.95	53.36	27.96
Central (New York)	41.75	18.06	53.85	21.87
North (ERCOT)	70.79	32.04	53.92	270.66
Southeast Massachusetts (Other)(a)	69.15	29.43	90.38	40.04
__________
(a)Reflects New England, which comprises the majority of the activity in the Other region.